UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

On March 20, 2026, CleanSpark, Inc. (the “Company”) filed a First Amended and Restated Certificate of Designation of Series A Preferred Stock (the “Amended and Restated CoD”) with the office of the Nevada Secretary of State, which became effective on such date. The Amended and Restated CoD amends the terms of the Company’s Series A Preferred Stock (the “Series A Preferred”) to provide that: (i) the quarterly dividend payable to holders of the Series A Preferred (the “Series A Holders”), calculated as 2% of the Company’s earnings before interest, taxes and amortization, has been eliminated; (ii) the Series A Holders are entitled to a one-time special dividend of $17.1428571428571 per share of Series A Preferred outstanding and are otherwise not entitled to further dividends (the “Special Final Preferred Dividend”); (iii) (A) all shares of Series A Preferred will vote in accordance with the vote of the holders of a majority of the shares of Series A Preferred, if a majority of the shares of Series A Preferred continue to be held by directors or officers of the Company or entities controlled by directors or officers of the Company, (B) if officers, directors, or entities controlled by officers or directors do not own a majority of the shares of the Series A Preferred, then all of the shares of Series A Preferred will vote in accordance with the recommendation of the Board of Directors of the Company (the “Board”) and (C) if there is no such Board recommendation, then the shares of Series A Preferred will vote in the same manner and proportion as shares of the Company’s common stock and any other class or series of the Company’s capital stock that are entitled to vote, and (iv) each share of Series A Preferred will automatically convert into three shares of Common Stock in connection with a Change of Control Event (as defined in the Amended and Restated CoD). Each share of Series A Preferred continues to be entitled to 45 votes.

The Series A Holders consist of S. Matthew Schultz (the Chairman of the Board and Chief Executive Officer of the Company), Larry McNeill (a member of the Board) and Celtic, LLC, an entity controlled by Messrs. Schultz and McNeill, as well as Zachary K. Bradford (the former Chief Executive Officer of the Company). The Amended and Restated CoD was approved by the Board, excluding Messrs. Schultz and McNeill, and also received the requisite approval of the Series A Holders in their capacity as such.

The information set forth in this Item 3.03 is qualified in its entirety by reference to the complete text of the Amended and Restated CoD, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 3.03 above is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events

In connection with the approval of the Amended and Restated CoD, the Board, excluding Messrs. Schultz and McNeill, approved the payment of the Special Final Preferred Dividend to the Series A Holders of record as of March 19, 2026, which the Company expects to pay on or about March 24, 2026.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	First Amended and Restated Certificate of Designation of Series A Preferred Stock of CleanSpark, Inc., effective March 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	March 24, 2026	By:	/s/ Leighton R. Koehler
Leighton R. Koehler, Secretary & General Counsel